Exhibit 99

NEWS RELEASE FOR IMMEDIATE RELEASE	October 20, 2011

BUTLER NATIONAL ANNOUNCES FISCAL YEAR 2011 ANNUAL SHAREHOLDER MEETING

OLATHE, KANSAS, October 20, 2011 - Butler National Corporation (OTCQB:  BUKS), a  leader in the growing global market for structural modification, maintenance,  repair and overhaul (MRO) and a recognized provider of management services in  diverse business groups announces it will hold its fiscal year 2011 Annual  Shareholder Meeting on Tuesday, November 1, 2011 at 11:00AM Central Time.  The meeting will be held at the Olathe Holiday Inn located at 101 W 151st Street in Olathe, Kansas.  The Company will present its financial results and business highlights for fiscal year 2011 and will outline the Company’s outlook for fiscal year 2012 and beyond.

Clark Stewart, President and CEO of Butler National said, "We welcome all shareholders to attend the annual meeting to review with us our fiscal year 2011 financial results and discuss our long term growth goals as we continue to set milestones in our expanding global MRO business."

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward looking statements. Investors should not place undue reliance on forward looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
Reign Strategy & Investment Group Lou Albert Rodriguez lou.albert@reigninvestment.com www.reigninvestment.com Jim Drewitz, Public Relations jim@jdcreativeoptions.com	Ph (914) 479-9060 Ph (830) 669-2466
THE WORLDWIDE WEB:

Please review www.butlernational.com for pictures of our products and details about Butler National Corporation and its subsidiaries.